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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (File Nos. 33-37615 and 811-6174) (the "Registration Statement") of MFS(R) Institutional Trust (the "Trust"), of my opinion dated August 23, 2006 appearing in Post-Effective Amendment No. 27 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 29, 2006.


                                       CHRISTOPHER R. BOHANE
                                       ---------------------------------------
                                       Christopher R. Bohane
                                       Assistant Secretary and Assistant Clerk

Boston, Massachusetts
October 22, 2007